UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 4, 2008
Date of Report (Date of earliest event reported)

EXPLORTEX ENERGY INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52152	98-0489027
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

1694 Falmouth Rd #143 Centerville, Massachusetts	02632
(Address of principal executive offices)	(Zip Code)

(206) 202-4741
Registrant’s telephone number, including area code

Suite 2410, 650 West Georgia Street, PO Box 11524
Vancouver, British Columbia, Canada V6B 4N7

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers: Election of Directors; Appointment of Principal Officers

On December 31, 2007, Mr. Chris R. Cooper resigned as Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer and sole director of Explortex Energy Inc. (the “Company”).  Mr. Cooper’s resignation was not as a result of any disagreement with the Company.

On December 31, 2007, the Board of Directors of the Company appointed Mr.  John J. Lennon as Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer and director of the Company.

Since 2004 to the present, Mr. Lennon has served as President of Chamberlain Capital Partners, Vice President of American Durahomes and Treasurer/Director of US Starcom.  Chamberlain Capital Partners assists companies in the area of maximizing shareholder value through increased sales, cost reduction and refined business strategy.  Mr. Lennon has also assisted companies in obtaining debt financing, private placements or other methods of funding. He is responsible for corporate reporting, press releases, and funding related initiatives for US Starcom, a public entity, and American Durahomes, a private corporation.

From 1987 to 2004, Mr. Lennon served as Senior Vice President of Janney Montgomery Scott, Osterville, MA, Smith Barney and Prudential Bache Securities, managing financial assets for high net worth individuals.

Mr. has not entered into any material compensatory plan, contract or arrangement with the Company.

Mr. Lennon is a director and Treasurer of US Starcom (PINKSHEETS:USTA).

Mr. Lennon has no family relationships with other officers or directors at the Company.

The Company has not engaged in any transactions with related persons since the beginning of the Company’s last fiscal year as required under Item 404(a) of Regulation S-B under the US securities laws, except that the Company entered into a loan agreement with former director and officer Chris Cooper on October 5, 2007.  Pursuant to the loan agreement, the Company borrowed $30,000 for a six month term expiring April 5, 2008 (the “Maturity Date”). Pursuant to the Loan Agreement, the Company has agreed to pay interest at the rate of ½% per month payable together with the repayment of the Loan on the Maturity Date.  The loan is secured against the assets of the Company.  The material terms of the loan and a copy of the loan agreement were set forth in the Company’s Form 8-K filed with the SEC on October 11, 2007.

SECTION 8 — OTHER EVENTS

Item 8.01 Other Events

On January 4, 2008, the Company announced its new address as 1694 Falmouth Rd,  #143

Centerville, Massachusetts 02632.   Its phone number is (206) 202-4741.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPLORTEX ENERGY INC.

Date: January 4, 2008	By:	/s/ John J. Lennon
John J. Lennon
President and Chief Executive Officer